                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K/A

               AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                     FOR REPORT DATED OCTOBER 29, 1996
                       AND FILED ON NOVEMBER 12, 1996

                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



                       Computational Systems, Incorporated
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



         Tennessee                         0-26596                62-1198047
----------------------------        ----------------------    -----------------
(State or Other Jurisdiction        Commission File Number    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

             835 Innovation Drive
             Knoxville, Tennessee                               37932
    ---------------------------------------                   ----------
    (Address of Principal Executive Office)                   (Zip Code)


Registrant's Telephone Number, Including Area Code:           (423) 675-2110


                                   Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

     The Registrant has previously filed its Current Report on Form 8-K, dated November 12, 1996, without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 7, subparagraphs (a) and (b) of the Form 8-K, dated November 12, 1996, are hereby amended to read as follows:

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

a. The financial statements of Maintenance & Diagnostics L.L.C. as of December 31, 1995 and the nine month period ended September 30, 1996.

     Maintenance & Diagnostics financial statement contents:

        Report of Independent Public Accountants

        Balance Sheets as of December 31, 1995 and September 30, 1996

        Statements of Income and Member's Equity for the year ended December 31, 1995 and the nine months ended September 30, 1996

        Statements of Cash Flow for the year ended December 31, 1995 and the nine months ended September 30, 1996

        Notes to Financial Statements

b.   The Unaudited Pro Forma Financial Statements.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Maintenance & Diagnostics, L.L.C.

We have audited the accompanying balance sheet of Maintenance & Diagnostics, L.L.C. (the "Company") as of December 31, 1995, and the related statements of operations and members' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maintenance & Diagnostics, L.L.C. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in comformity with generally accepted accounting principles.



Philadelphia, Pennsylvania
October 9, 1996

                     MAINTENANCE & DIAGNOSTICS, LLC.
                           BALANCE SHEETS


                                           December 31,  September 30,
                                              1995           1996
                                            ---------      ---------
                                                          (unaudited)

ASSETS
Current assets:
  Cash                                       $302,672       $395,099
  Accounts receivable                       1,239,647      1,799,106
  Prepaid expenses and other current assets    34,264         32,227
                                            ---------      ---------
    Total current assets                    1,576,583      2,226,432

Property, plant and equipment, net            206,225        482,226
Other assets, including intangibles            32,739         78,077
                                            ---------      ---------
    Total assets                            1,815,547      2,786,735
                                            =========      =========
LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
  Accounts payable                            208,622        524,800
  Accrued liabilities                         229,019        255,875
  Deferred revenue                            148,529         11,041
  Due to related party                      1,008,725      1,238,526
  Income taxes payable                         11,133         69,361
  Members' capital distributions payable       -----         231,203
                                            ---------      ---------
    Total liabilities                       1,606,028      2,330,806
                                            ---------      ---------
Members' capital:
  Contributed capital                         135,000        135,000
  Retained earnings                            74,519        320,929
                                            ---------      ---------
    Total members' capital                    209,519        455,929
                                            ---------      ---------
    Total liabilities and members' capital $1,815,547     $2,786,735
                                            =========      =========
The accompanying notes are an integral part of these financial statements.

                       MAINTENANCE & DIAGNOSTICS, LLC.
                STATEMENTS OF OPERATIONS AND MEMBERS' CAPITAL

                                                          Nine Months
                                         Year Ended          Ended
                                         December 31,     September 30,
                                            1995              1996
                                         ----------         ----------
                                                            (unaudited)
Revenues                                 $4,065,269         $5,903,594
Cost of revenues                          3,007,738          4,280,478
                                         ----------         ----------
Gross margin                              1,057,531          1,623,116

General and administrative expenses         995,995          1,078,714
                                         ----------         ----------

Income from operations                       61,536            544,402

Other income:
   Interest income                            5,516              4,915
   Other income                              18,600             48,858
                                         ----------         ----------

Income before taxes                          85,652            598,175

Provision for taxes                          11,133             69,361
                                         ----------         ----------

Net Income                                   74,519            528,814

Members' capital beginning                   -----             209,519

Members' founding capital contributions     135,000             -----

Members' capital distributions               -----            (282,404)
                                         ----------         ----------

Members' capital ending                    $209,519           $455,929
                                         ==========         ==========

The accompanying notes are an integral part of these financial statements.

                      MAINTENANCE & DIAGNOSTICS, LLC.
                        STATEMENTS OF CASH FLOWS

                                                               Nine Months
                                                Year Ended        Ended
                                                December 31,   September 30,
                                                    1995           1996
                                               ------------   -------------
                                                                (unaudited)
Cash flows from operating activities:
  Net income                                        $74,519        $528,814
  Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                      6,550          56,077
    Amortization                                      1,674           1,654
    Changes in operating assets and liabilities:
      Accounts receivable                        (1,239,647)       (559,459)
      Prepaid expenses and other current assets     (34,264)          2,037
      Other assets                                  (11,952)        (20,492)
      Accounts payable                              208,622         316,178
      Accrued liabilities                           229,019          26,856
      Deferred revenue                              148,529        (137,488)
      Due to related party                        1,008,725         229,801
      Income taxes                                   11,133          58,228
                                               ------------   -------------
  Net cash provided by operating activities         402,908         502,206

Cash flows from investing activities:
  Purchase of property, plant and equipment        (212,775)       (332,078)
  Purchase of other assets                          (22,461)        (26,500)
                                               ------------   -------------
  Net cash used in investing activities            (235,236)       (358,578)

Cash flows from financing activities:
  Capital contributions                             135,000          -----
  Capital distributions paid                         -----          (51,201)
                                               ------------   -------------
  Net cash provided (used) by financing
  activities                                        135,000         (51,201)

Net increase in cash                                302,672          92,427
Cash at beginning of period                          -----          302,672
                                               ------------   -------------
Cash at end of period                              $302,672        $395,099

Noncash financing activities:
  Capital distributions declared but not paid       $-----         $231,203

The accompanying notes are an integral part of these financial statements.

                      MAINTENANCE & DIAGNOSTICS, LLC
                      NOTES TO FINANCIAL STATEMENTS


1. Organization and Nature of Business:

   Maintenance & Diagnostics, L.L.C. (the "Company"), was organized as a Delaware limited liability company on January 1, 1995. The purpose of the Company is to provide diagnostic and monitoring services and technologies to the electric utility industry.

2. Significant Accounting Policies:

   Revenue Recognition - The Company's contracts are generally on a "cost plus fixed fee" basis. Revenues earned are measured by the labor and other allowable costs incurred plus the proportionate amount of fixed fee. Payments received in excess of that amount are classified as deferred revenue.

   Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Unless indicated otherwise, the fair valueof the Company's financial instruments approximates carrying value.

   Property and Equipment - Property and equipment are c arried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the minimum term of the underlying lease. Routine maintenance and repairs are charged to expense as incurred.

   Intangible Assets - Intangible assets consist of or ganization costs and the costs of acquiring patents and are amortized using the striaght line method over five and seventeen years, respectively. The carrying amount is periodically reviewed by the Company, and impairments are recognized when the expected future operating cash flows derived from such intangible assets are less than their carrying value.

   Income Taxes - The Company is treated as a partnership for federal income tax
   purposes.  Under provisions of    the Internal Revenue Code, net earnings and
   tax credits are included in the tax returns of the Company's members; accordingly, no provision has been made for federal taxes. The state in
   which the Company operates does not    recognize partnership status for
   limited liability companies; accordingly, the Company provides for state income tax expense at the Pennsylvania statutory rate.

   Income taxes are recorded under the asset and liability method prescribed by Statement of Accounting Standards No. 109, Accounting for Income Taxes. There were no significant deferred income tax assets or liabilities as of December 31, 1995.

3. Concentration of Credit Risk/Major Customer Base:

   Approximately 81% of the Company's accounts receivable as of December 31, 1995 were generated from contracts awarded by the Electric Power Research Institute. Approximately 89% of the Company's 1995 revenues and 81% of the 1996 revenues were generated from contracts awarded by the Electric Power Research Institute (EPRI).

4. Property and Equipment:

   Property and equipment consist of the following:



                               Year Ended             Year Ended
                               December 31,          September 30,
                                   1995                  1996
                               -----------           ------------
                                                     (unaudited)

 Leasehold Improvements        $     4,255           $      5,572
 Equipment and furniture           208,520                539,281
                               -----------           ------------
 Less accumulated depreciation      (6,550)               (62,627)
                               -----------           ------------
 Property and equipment, net   $   206,225           $    482,226
                               ===========           ============
5. Lease Obligations:

   The Company leases office space under a noncancellable operating lease which expires November 30, 2000. Rent expense under this lease was $12,522 in 1995. Future minimum rent payments at December 31, 1995, are as follows:

          1996                                       $150,264
          1997                                        150,264
          1998                                        150,264
          1999                                        150,264
          2000                                        137,755
                                                     --------
                                                     $738,811
                                                     ========
6. Related Party Transactions:

   In March 1995, the Company entered into an a greement with one of its members to provide certain management services to the Company in exchange for a fee. Management services provided under the agreement include the processing and payment of the Company's payroll and accounts payable on a reimbursement basis. As of December 31, 1995, the amount due to the member under this arrangement was $1,034,165, which represents outstanding amounts paid by the member on behalf of the Company, plus the member's fee. As of September 1996 the amount due to the member was $1,238,526. Total fees for this service amounted to $84,758 in the year ended December 31, 1995 and $51,206 in the nine months ended September 30, 1996.

7. Subsequent Events:

   In September 1996, the Company entered into an $800,000 line of credit with a bank.

   Also in September 1996, the Company signed a letter of intent with Computational Systems, Inc. (CSI) to sell 100% of the Company to CSI for cash and C SI shares totaling approximately $5,400,000. In addition to the cash and stock, CSI will also assume the Company's liabilities and grant options to purchase CSI shares to those Company members who will become CSI employees upon completion of the transaction. Simultaneously, the Company will enter into agreements with EPRI for the license of certain technology and with regard to certain other matters.

                       COMPUTATIONAL SYSTEMS, INC.

         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995


    The unaudited pro forma consolidated financial statements as of and for the year ended December 31, 1995 and the period ended September 30, 1996 have been prepared to give effect to the acquisition of Maintenance & Diagnostics, L.L.C pursuant to a purchase agreement dated October 29, 1996.

    The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of Computational Systems, Inc. as of and for the year ended December 31, 1995 and for the nine months ended September 30, 1996 after giving effect to the pro forma adjustments described in the notes thereto as if the acquisition of Maintenance & Diagnostics, L.L.C. had occurred as of the beginning of the year.

    The unaudited pro forma consolidated financial statements do not purport to represent what the financial position and results of operations of Computational Systems, Inc. would have been had the acquisition of Maintenance & Diagnostics, L.L.C. been consumated on January 1, 1995, or to represent the financial results of Computational Systems,Inc. for future periods.

                          COMPUTATIONAL SYSTEMS, INC
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                      COMPUTATIONAL   MAINTENANCE &                   PRO FORMA
                                      SYSTEMS, INC.    DIAGNOSTICS                     BALANCE
                                       SEPTEMBER 30,  SEPTEMBER 30,     PRO FORMA    SEPTEMBER 30,
                                           1996           1996         ADJUSTMENTS       1996
                                      ------------   --------------    -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents             $7,642,238         $395,099   ($5,118,592)    $2,918,745
  Trade accounts receivable, less
  allowance for doubtful accounts        9,876,754        1,799,106       -----       11,675,860
  Inventories                            3,695,237           -----        -----        3,695,237
  Prepaid expenses and other
  current assets                         1,160,690           32,227       -----        1,192,917
                                       -----------      -----------    -----------   -----------
    Total current assets                22,374,919        2,226,432       -----       19,482,759
Property, plant and equipment:
  Land                                     729,204           -----        -----          729,204
  Building and improvements              5,414,512            5,572       -----        5,420,084
  Equipment and furniture               11,138,964          539,281       -----       11,678,245
                                       -----------      -----------    -----------   -----------
                                        17,282,680          544,853       -----       17,827,533
  Less accumulated depreciation         (5,243,632)         (62,627)      -----       (5,306,259)
                                       -----------      -----------    -----------   -----------
  Property, plant and equipment, net    12,039,048          482,226       -----       12,521,274
Other assets, including intangibles        881,757           78,077       -----          959,834
Goodwill                                    -----            -----       5,750,454     5,750,454
                                       -----------      -----------    -----------   -----------
Total assets                            35,295,724        2,786,735        631,862    38,714,321
                                       ===========      ===========    ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt      17,887           -----        -----           17,887
  Accounts payable and other liabilities 3,434,190          605,202       -----        4,039,392
  Accrued liabilities                    3,473,100          255,875       -----        3,728,975
  Due to related party                      -----         1,238,526     (1,238,526)       -----
  Members' capital distributions payable    -----           231,203       -----          231,203
                                       -----------      -----------    -----------   -----------
    Total current liabilities            6,925,177        2,330,806     (1,238,526)    8,017,457
Long-term debt                              -----            -----        -----           -----
Deferred revenue                           628,492           -----        -----          628,492
                                       -----------      -----------    -----------   -----------
    Total liabilities                    7,553,669        2,330,806     (1,238,526)    8,645,949
Shareholders' equity:
  Common stock,                         16,037,270           -----       1,576,317    17,613,587
  Additional paid-in capital               815,862          135,000        615,000     1,565,862
  Retained earnings                     10,888,923          320,929       (320,929)   10,888,923
                                       -----------      -----------    -----------   -----------
    Total shareholders' equity          27,742,055          455,929      1,870,388    38,714,321
                                       -----------      -----------    -----------   -----------
Total liabilities and shareholders'
  equity                               $35,295,724       $2,786,735     $  631,862   $43,832,913
                                       ===========      ===========    ===========   ===========

COMPUTATIONAL SYSTEMS, INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   COMPUTATIONAL     MAINTENANCE &       PRO FORMA     ADJUSTED
                                   SYSTEMS, INC.   DIAGNOSTICS L.L.C.   ADJUSTMENTS    BALANCES
                                   -------------   ------------------   -----------   -----------
Revenues, net:
   Product                           $24,384,835           -----            -----     $24,384,835
   Services                            8,790,040        5,903,594           -----      14,693,634
                                     -----------      -----------        ----------   -----------
                                      33,174,875        5,903,594           -----      39,078,469
Cost of revenues:
   Product                             6,343,710           -----            -----      $6,343,710
   Services                            7,067,769        4,280,478           -----      11,348,247
                                     -----------      -----------        ----------   -----------
                                      13,411,479        4,280,478           -----      17,691,957

Gross margin                          19,763,396        1,623,116           -----      21,386,512

Costs and expenses:
   Selling, general and
    administrative expenses           12,410,321        1,078,714           215,642    13,704,677
   Research & development expenses     3,593,907           -----            -----       3,593,907
                                     -----------      -----------        ----------   -----------
Income from operations                 3,759,168          544,402          (215,642)    4,087,928
Other income (expenses):
   Interest expense                       (1,945)          -----            -----          (1,945)
   Interest income                       385,254            4,915          (201,145)      189,024
   Other income, net                     (22,898)          48,858           -----          25,960
                                     -----------      -----------        ----------   -----------
Income before taxes                    4,119,579          598,175          (416,787)    4,300,967

Provision for  income taxes            1,483,050           69,361          (108,365)    1,444,046
                                     -----------      -----------        ----------   -----------
                                       2,636,529          528,814          (308,422)    2,856,921
                                     ===========      ===========        ==========   ===========
Earnings per share                         $0.52                             ($0.06)        $0.55
                                     -----------      -----------        ----------   -----------
Weighted average shares and
 equivalents outstanding (in thousands)    5,061                              5,162         5,162
                                     ===========      ===========        ==========   ===========

COMPUTATIONAL SYSTEMS, INCORPORATED AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1995

                                   COMPUTATIONAL     MAINTENANCE &       PRO FORMA     ADJUSTED
                                   SYSTEMS, INC.   DIAGNOSTICS L.L.C.   ADJUSTMENTS    BALANCES
                                   -------------   ------------------   -----------   -----------
Revenues, net:
   Product                           $31,990,239           -----            -----     $31,990,239
   Services                            9,782,244        4,065,269           -----      13,847,513
                                     -----------      -----------        ----------   -----------
                                      41,772,483        4,065,269           -----      45,837,752
Cost of revenues:
   Product                             9,219,753           -----            -----       9,219,753
   Services                            7,442,778        3,007,738           -----      10,450,516
                                     -----------      -----------        ----------   -----------
                                      16,662,531        3,007,738           -----      19,670,269

Gross margin                          25,109,952        1,057,531           -----      26,167,483

Costs and expenses:
   Selling, general and
   administrative expenses            15,909,203          995,995           287,523    17,192,721
   Research & development expenses     4,562,481           -----            -----       4,562,481
                                     -----------      -----------        ----------   -----------
Income from operations                 4,638,268           61,536          (287,523)    4,412,281

Other income (expenses):
   Interest expense                     (373,451)          -----            -----        (373,451)
   Interest income                       261,184            5,516          (266,700)            0
   Other income, net                      76,795           18,600           -----          95,395
                                     -----------      -----------        ----------   -----------
Income before taxes                    4,602,796           85,652          (554,223)    4,134,225

Provision for  income taxes            1,655,495           11,133          (144,098)    1,522,530
                                     -----------      -----------        ----------   -----------
Income after taxes                    $2,947,301          $74,519         ($410,125)   $2,611,695
                                     ===========      ===========        ==========   ===========
Earnings per share                         $0.72                             ($0.10)        $0.62
                                     -----------      -----------        ----------   -----------
Weighted average shares and
 equivalents outstanding (in thousands)    4,117                              4,218         4,218
                                     ===========      ===========        ==========   ===========

                        COMPUTATIONAL SYSTEMS, INC.
                       NOTES TO UNAUDITED PRO FORMA
                    CONSOLIDATED FINANCIAL STATEMENTS

PURCHASE PRICE ALLOCATION

     CSI purchased the assets and liabilities of Maintenance & Diagnostics, L.L.C. for $3,880,066 in cash to certain owners, $1,238,526 to a related party for an outstanding line of credit, approximately $1,576,317 in stock and approximately $750,000 in stock options. The purchase price was allocated to the assets and liabilities based on their fair market value. The purchase price was allocated at September 30, 1996 as follows:

      Cash                $  395,099
      Accounts Receivable  1,799,106
      Prepaid Assets          32,227
      Fixed Assets           482,226
      Other Assets            78,077
      Goodwill             5,750,454
      Accounts Payable      (605,202)
      Accrued Liabilities   (255,875)
      Distributions Payable (231,203)
                           ---------
                           7,444,909

INTEREST INCOME

     The pro forma adjustment for interest income represents the interest income foregone by the purchase. The cash used for the purchase would have been invested in short term government securities yielding approximately 5% per anum.

INCOME TAXES

     The pro forma adjustment for income tax provision takes into effect the other pro forma adjustments at the company's effective tax rate.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            COMPUTATIONAL SYSTEMS, INCORPORATED




Date:   January 13, 1997        By:          /s/ Ronald G. Canada
                                    ------------------------------------
                                    Ronald G. Canada,  Chairman and
                                    Chief Executive Officer


                                By:         /s/ Bryan J. Collier
                                    ------------------------------------
                                    Bryan J. Collier, Vice President of
                                    Finance and Chief Financial Officer